EXHIBIT 10.9.7

RECORDING REQUESTED BY:	APN Number:	007-291-25
AND WHEN RECORDED MAIL TO:		007-293-19

Sheppard, Mullin, Richter & Hampton, LLP
333 South Hope Street, 48th Floor Los Angeles, California 90071 Attention: William M. Scott, IV, Esq.

SECOND AMENDED AND RESTATED ASSIGNMENT OF RENTS AND REVENUES

THIS SECOND AMENDED AND RESTATED ASSIGNMENT OF RENTS AND REVENUES (this “Assignment”) is made and entered into as of February 26, but effective as of March 5, 2002, by and between CIRCUS AND ELDORADO JOINT VENTURE, a Nevada general partnership (“Assignor”), and BANK OF AMERICA N.A., as Agent Bank on behalf of itself and each of the Lenders (as defined in the Second Amended and Restated Credit Agreement described below) (“Agent Bank”), with reference to the following Recitals:

RECITALS

A.            Assignor is the owner of that certain real property situated in the County of Washoe, State of Nevada, that is more particularly described on Exhibit A affixed hereto and by this reference incorporated herein and made a part hereof (the “Real Property”).

B.            Assignor entered into a Credit Agreement dated as of May 30, 1995 in favor of First Interstate Bank of Nevada, N.A., as Administrative Agent and in favor of the Lenders and Co-Agents referred to therein (the “Original Credit Agreement”) pursuant to which an Assignment of Rents and Revenues was executed and delivered with respect to the Real Property, which Assignment of Rents Revenues was recorded in the Official Records of Washoe County, Nevada, on May 31, 1995 in Book 4312, Page 814, as Instrument 1837111.

C.            Assignor entered into an Amended and Restated Credit Agreement dated as of September 9, 1996 in favor of Wells Fargo Bank, N.A., as Agent, and in favor of the lenders, co-agents, and managing agents referred to therein (the “Amended and Restated Credit Agreement”) pursuant to which an Amended and Restated Assignment of Rents and Revenues was executed and delivered with respect to the Real Property ( the “Existing Assignment of Rents”).

D.            Assignor entered into an Amended and Restated Credit Agreement dated as of September 9, 1996 in favor of Administrative Agent (under its former name, Bank of America National Trust and Savings Association), as Agent, and in favor of the lenders, co-agents, and managing agents referred to therein (the “Existing Credit Agreement”) pursuant to which an Amended and Restated Assignment of Rents and Revenues was executed and delivered with respect to the Real Property ( the “Existing Assignment of Rents”).

E.             Assignor, the Lenders named therein, and Administrative Agent, as Administrative Agent, have entered into a Second Amended and Restated Credit Agreement dated as of even date herewith (said Second Amended and Restated Credit Agreement as it may hereafter be amended, supplemented or otherwise modified from time to time, being the “Credit Agreement”) to amend and restate the Existing Credit Agreement as set forth therein.

F.             Pursuant to the Credit Agreement and subject to the terms and conditions specified therein, Lenders have agreed to provide the Revolving Loans and Term Loans to Assignor in an aggregate amount not to exceed Forty Million Dollars ($40,000,000.00) as reduced from time to time in accordance with the terms and conditions of the Credit Agreement and the Notes.  It is a condition of the Revolving Loans and Term Loans that all of Assignor’s right, title and interest in and to all rents, issues, profits, products, earnings, income, royalties, proceeds, payments and revenues, including, without limitation, rentals, revenues, receipts, payments, income and deposits of any nature whatsoever now and in the future derived from or received with respect to hotel rooms, banquet facilities, convention facilities, retail premises, bars, restaurants, casinos and any other facilities, relating to or derived from the Real Property or from leases, subleases, licenses, concessions, franchises or other use or occupancy agreements covering any of the Real Property (collectively, the “Rents and Revenues”), be assigned to Agent Bank upon the terms and conditions set forth hereinbelow.

NOW, THEREFORE, in consideration of the Revolving Loans and Term Loans, Assignor hereby absolutely and irrevocably grants, sells, assigns, transfers and sets over to Agent Bank all of the right, title and interest of Assignor in and to the Rents and Revenues as follows:

1.             Assignor has granted, sold, assigned, transferred and set over, and by these presents does hereby grant, sell, assign, transfer and set over unto Agent Bank, its successors and assigns, all of Assignor’s right, title and interest in and to the Rents and Revenues, together with all rights, interests and privileges which Assignor has or may have to receive and collect the Rents and Revenues, including, without limitation, the present and continuing right with full power and authority in its own name and in the name of Assignor or otherwise to make, claim for, enforce, collect, receive and receipt for any and all of such Rents and Revenues and to do any and all things which Assignor is or may become entitled for the collection of the Rents and Revenues.

2.             The acceptance of this Assignment and the payment of any Rents and Revenues hereby assigned shall not constitute a waiver of any rights of Agent Bank or any of the Lenders under the terms of the Credit Agreement or any other Loan Documents for the benefit of Agent Bank or any of the Lenders.

3.             It is understood and agreed that Assignor reserves, for so long as there shall exist no Event of Default under the Credit Agreement, the Notes or the Loan Documents, or any default or event of default under or with respect to any interest rate swap agreements, currency swap agreements, and similar hedging arrangements, interest rate swaps, caps and/or collar agreements entered into with any Lender which is party to the Credit Agreement (“Interest Rate Agreements”), a revocable license to collect the Rents and Revenues as they become due, but not prior to accrual, and to remit the same in accordance with the Credit Agreement.  Upon the occurrence of an Event of Default under the Credit Agreement, the Notes or other Loan Documents, including an Event of Default with respect to any Interest Rate Agreement, such license reserved to Assignor shall be immediately revoked without further demand or notice and Agent Bank thereafter will have the right, but not the obligation to: (i) demand payment of the Rents and Revenues from the appropriate party, (ii) give notice that further payment of Rents and Revenues are to be made as directed by Agent Bank, and (iii) settle, compromise, bring suit in respect to Rents and Revenues or otherwise deal with the person owing such Rents and Revenues, either in the name of Assignor or its own name.  If any Rents and Revenues are collected by Assignor in violation of this Assignment, such Rents and Revenues shall be held in trust for the benefit of Agent Bank on behalf of the Lenders.  Any such Rents and Revenues which are actually collected by Agent Bank and not held by a receiver or other third party shall be applied to Assignor’s obligations under the Credit Agreement in the same order set forth by Section 8 of the Credit Agreement for funds deposited in the Cash Collateral Account.  Agent Bank hereby agrees that, upon Assignor’s cure of any Event of Default not relating to the payment of money, Agent Bank will reinstate Assignor’s license to collect the Rents and Revenues.

4.             Neither Agent Bank nor any of the Lenders shall be obligated to perform or discharge any obligation or duty to be performed or discharged by Assignor relating to the Rents and Revenues or the Real Property, and Assignor hereby agrees to indemnify Agent Bank and each of the Lenders for, and to save them harmless from, any and all liability arising from the Rents and Revenues, from this Assignment, or from the management, operation and repair of the Real Property, and this Assignment shall not place responsibility for the control, care, management, operation or repair of the Real Property upon Agent Bank or any of the Lenders, or make Agent Bank or any of the Lenders responsible or liable for any negligence in the management, operation, upkeep, repair or control of the Real Property resulting in loss or injury or death to any tenant, guest, licensee, employee or stranger (provided that this Section 4 shall not act to relieve Agent Bank from liability resulting from the gross negligence or willful misconduct of Agent Bank).

5.             Assignor agrees that this Assignment and the designation and directions herein set forth are irrevocable and that Assignor will not, while this Assignment or such designation and directions are in effect or thereafter so long as any obligation of Assignor under the Credit Agreement remains unsatisfied or the Lenders have any obligation, whether contingent or otherwise, to advance any funds under the Credit Agreement, make any other assignment, designation or direction inconsistent herewith, and that any assignment, designation or direction inconsistent herewith shall be void.  Assignor will from time to time, upon the request of Agent Bank, execute all instruments of further assurance and all such supplemental instruments as Agent Bank may specify.

6.             No action or inaction on the part of Agent Bank or any of the Lenders shall constitute an assumption on the part of Agent Bank or any of the Lenders of any obligations or duties relating to the Rents and Revenues.  No action or inaction on the part of Assignor shall adversely affect or limit in any way the rights of Agent Bank under this Assignment or, through this Assignment, to the Rents and Revenues.

7.             Assignor covenants and represents that, except for an assignment made by Assignor in favor of Mandalay Resort Group (under its former name, Circus Circus Enterprises, Inc.) pursuant to a Construction Deed of Trust dated November 24, 1997 (which assignment is, pursuant to a Subordination and Debt Put Agreement dated November 24, 1997 among Assignor, Assignee and Mandalay Resort Group (under its former name, Circus Circus Enterprises, Inc.), subject and subordinate to the assignment in favor of Assignor made pursuant to this Assignment), no other assignments of its interests in the Rents and Revenues have been made.

8.             The full performance of the terms contained in the Credit Agreement and the Notes and the duly recorded reconveyance of the Deed of Trust shall render this Assignment void.  Upon such reconveyance, the Agent Bank, at the request and the expense of Assignor, will deliver either an instrument canceling this Assignment or assigning the rights of the Agent Bank hereunder, as Assignor shall direct.

9.             This Assignment applies to and binds the parties hereto and their respective heirs, administrators, executors, successors and assigns.  This Assignment may not be modified or terminated orally.

10.          Nothing contained in this Assignment and no act done or omitted by Agent Bank or any of the Lenders pursuant to its terms shall be deemed a waiver by Agent Bank or any of the Lenders of any rights or remedies under the Loan Documents, and this Assignment is made and accepted without prejudice to any rights or remedies possessed by Agent Bank or any of the Lenders under the terms of the

Loan Documents.  The right of the Lenders to collect the Indebtedness, and to enforce any security for the Indebtedness,  may be exercised by Agent Bank or any of the Lenders prior to, simultaneous with, or subsequent to any action taken under this Assignment.

11.          Assignor and Agent Bank intend that this Assignment shall be a present, absolute and unconditional assignment from Assignor to Agent Bank and not merely the passing of a security interest and, immediately upon execution, subject to the license granted above, this Assignment gives Agent Bank the right (but not the obligation) to collect the Rents and Revenues and to apply them in payment of the principal and interest and all other sums payable under the Loan Documents.  Assignor and Assignee further agree that, during the term of this Assignment, the Rents and Revenues will not constitute property of Assignor (or of any estate of Assignor) within the meaning of 11 U.S.C. §541, as amended from time to time.  Nothing contained herein, nor any collection of Rents and Revenues by Agent Bank or any of the Lenders or by a receiver, shall be construed to make Agent Bank or any of the Lenders a “mortgagee-in-possession” of the Real Property.

12.          The parties hereto acknowledge that prior to Agent Bank or any of the Lenders obtaining gaming revenues as a part of Rents and Revenues, prior approval of the Gaming Board may be required.

13.          THIS ASSIGNMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

14.          ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ASSIGNOR ARISING OUT OF OR RELATING TO THIS ASSIGNMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEVADA, AND BY EXECUTION AND DELIVERY OF THIS ASSIGNMENT ASSIGNOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS ASSIGNMENT.  Assignor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Assignor at its address provided in subsection 10.8 of the Credit Agreement, such service being hereby acknowledged by Assignor to be sufficient for personal jurisdiction in any action against Assignor in any such court and to be otherwise effective and binding service in every respect.  Nothing herein shall affect the right to serve process in any other manner permitted by law.

15.          ASSIGNOR AND ASSIGNEE HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS ASSIGNMENT.  The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Assignment, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims.  Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Assignment, and that each will continue to rely on this waiver in their related future dealings.  Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS ASSIGNMENT.  In the event of litigation, this Assignment may be filed as a written consent to a trial by the court.

16.          This Assignment may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same document with the same effect as if all parties had signed the same signature page.  Any signature page and acknowledgment page of this Assignment may be detached from any counterpart of this Assignment and reattached to any other counterpart of this Assignment identical in form hereto but having attached to it one or more additional signature and acknowledgment pages.

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Assignment on the day and year first above written.

ASSIGNOR:

CIRCUS AND ELDORADO JOINT VENTURE,

a Nevada general partnership

By:	/s/ Gary Carano
Gary Carano
Chief Executive Officer

AGENT BANK:

BANK OF AMERICA N.A.,

as Agent Bank on behalf of itself and

each of the Lenders

By:	/s/ Janice Hammond

Title:	Vice President

ACKNOWLEDGMENT FOR CIRCUS AND ELDORADO JOINT VENTURE:

STATE OF NEVADA	)
) ss
COUNTY OF Washoe	)

This instrument was acknowledged before me on Feb 26, 2002, by Gary Carano as Chief Executive Officer of CIRCUS AND ELDORADO JOINT VENTURE.

/s/ Kerri LaFerriere
Notary Public

ACKNOWLEDGMENT FOR BANK OF AMERICA N.A., as Agent

State of California	)
) ss
County of Los Angeles	)

On March 1, 2002 before me, Carla R. Witt, Notary Public, personally appeared Janice Hammond,        ☒        personally known to me or           proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Carla R. Witt

EXHIBIT A

Legal Description of Real Property

THE LAND REFERRED TO HEREIN IS SITUATED IN THE COUNTY OF WASHOE, STATE OF NEVADA, AND IS DESCRIBED AS FOLLOWS:

PARCEL 1:

Beginning at the intersection of the Southern line of West Fifth Street with the Western line of North Virginia Street; thence Southerly along said Western line of North Virginia Street, 88.00 feet; thence Westerly parallel with the Northern line of West Fourth Street 140.00 feet to the Eastern line of alley; thence Northerly along the last mentioned line 88.00 feet to said Southern line of West Fifth Street; thence Easterly along said Southern line of West Fifth Street, 140.00 feet to the point of beginning.

PARCEL 2:

Beginning at the intersection of the West line of North Virginia Street with the North line of Lot 10 in Block “B” of ORIGINAL TOWN, NOW CITY OF RENO, according to the map thereof, filed in the office of the County Recorder of Washoe County, State of Nevada, on June 27,  1871;  thence Northerly along the Westerly line of North Virginia Street, 12 feet, more or less, to the Southeast corner of the parcel of land described in the deed to Ivanhoe Corporation of record in Book 453, File No. 278019, Deed Records; thence Westerly along the Southern line of said Ivanhoe Corporation parcel 140 feet to the Easterly line of an alley; thence Southerly along the last mentioned line, 12 feet, more or less, to the Northwest corner of said Lot 10; thence Easterly to the point of beginning.

PARCEL 3:

Lots 10, 11, 12 and the North 13 feet of Lot 13 in Block ”B” of ORIGINAL TOWN, NOW CITY OF RENO, according to the map thereof, filed in the office of the County Recorder of Washoe County, State of Nevada, on June 27, 1871.

PARCEL 4:

The Northerly 9.25 feet of Lot 3 and all of Lots 4, 5, 6, 7 and 8 in Block “B” of ORIGINAL TOWN, NOW CITY OF RENO, according to the map thereof, filed in the office of the County Recorder of Washoe County, State of Nevada, on June 27, 1871.

ALSO a parcel of land bounded on the South by the Southern line of the 40 foot alley as laid out on the map of the Town, now City of Reno, in said Block “B”,

bounded on the West by the Eastern line of North Sierra Street, bounded on the North by the Southern line of West Fifth Street and bounded on the East by the Western line of the 20 foot alley running Northerly and Southerly through said Block “B”.

PARCEL 5:

The South 37 feet of Lot 13 in Block “B” of the “ORIGINAL TOWN, NOW CITY OF RENO”, according to the official map thereof, filed in the office of the County Recorder of Washoe County, State of Nevada, on June 27, 1871.

PARCEL 6:

Lot 14 in Block B of ORIGINAL TOWN, NOW CITY OF RENO, according to the map thereof, filed in the office of the County Recorder of Washoe County, State of Nevada, on June 27, 1871.

PARCEL 7:

The West forty (40) feet of Lot Fifteen (15) in Block “B” fronting forty (40) feet on the North line of Fourth Street, as designated on the official map of said City of Reno, Nevada, on file and of record in the office of the County Recorder in and for the said County of Washoe; the property hereby conveyed being the same property described in a Deed from May J. A. Nadon and others to Dale V. Clanton, dated November 18, 1920, and filed for record on the 29th day of November,  1920,  in the office of the County Recorder in and for the County of Washoe, and therein recorded in Book 56 of Deeds, at Page 440.

PARCEL 8:

The East 100 feet of Lot 15 in Block B of original town, now City of Reno, according to the map thereof, filed in the office of the County Recorder of Washoe County, State of Nevada, on June 27, 1871.

PARCEL 9:

All of Lots 1 and 2, and the South 40.75 feet of Lot 3 in Block B of the ORIGINAL TOWN, NOW CITY OF RENO, according to the map thereof, filed in the office of the County Recorder of Washoe County, State of Nevada, on June 27, 1871.

PARCEL 10:

The South 20 feet of Lot 10, and all of Lots 11, 12, 13, 14, 15 and 16, in Block A, of ORIGINAL TOWN, NOW CITY OF RENO, according to the map thereof, filed in the office of the County Recorder of Washoe County, State of Nevada, on June 27, 1871.

TOGETHER WITH the East 1/2 of the North-South alley running through said Block A, immediately adjoining Lots 11, 12, 13, 14, 15 and 16 on the West,  and more particularly described in those certain Orders of Abandonment recorded January 19, 1977 in Book 1044, Page 521 as Document No. 445058, and recorded November 14, 1985 in Book 2251, Page 933 as Document No. 1034253 of Official Records.

PARCEL 11:

The East 78 feet of Lot 9 and the East 78 feet of the North 30 feet of Lot 10 in Block A of the ORIGINAL TOWN, NOW CITY OF RENO, according to the Official Map thereof, filed in the office of the County Recorder of Washoe County, State of Nevada, on June 27, 1871.

Together with that portion of the vacated alley lying Southerly of the Southerly line of West Fifth Street and Westerly of the Westerly line of North Sierra Street adjoining said Lot 9 at its most Northeasterly corner.

PARCEL 12:

A portion of the Southwest 1/4 of the Northeast 1/4 of Section 11, Township 19 North, Range 19 East, M.D.B&M., lying and being in the City of Reno, County of Washoe, State of Nevada, and more particularly described as follows:

The Westerly 74 feet of Lot 9 and the Westerly 74 feet of the North 30 feet of Lot 10, all in Block A of the ORIGINAL TOWN, NOW CITY OF RENO, according to the official map thereof, filed in the office of the County Recorder of Washoe County, State of Nevada, on June 27, 1871.

PARCEL 13:

BEGINNING at the Northeast corner of Lot 8, Block A, as shown on the official plat of the town, now City of Reno, Nevada, filed in the office of the County Recorder of Washoe County, Nevada, on June 27, 1871; thence Southerly along the Easterly lines of Lots 8 and 7 of said Block A to the Southeast corner of Lot 7; thence Westerly along the Southerly line of Lot 7 and the Southerly line of Lot 7 projected to its intersection with the Easterly line of West Street; thence Northerly along the Easterly line of West Street to the Southerly line of West Fifth Street; thence Easterly along the Southerly line of West Fifth Street to the point of beginning.

PARCEL 14:

Lots 1, 2, 3, 4, 5, 6, in Block A, of ORIGINAL TOWN, NOW CITY OF RENO, according to the map thereof, filed in the office of the County Recorder of Washoe County, State of Nevada, on June 27, 1871, together with that parcel immediately adjoining Lots 5 and 6 on the West, that is more particularly described as follows:

BEGINNING at the Northeasterly corner of Lot 6, in Block A of ORIGINAL TOWN, NOW CITY OF RENO, according to the map thereof, filed in the office of the County Recorder of Washoe County, State of Nevada, on June 27, 1871; thence Southerly along the Easterly line of said Lots 5 and 6, in Block A, 100 feet to the Southeasterly corner thereof; thence Westerly along the Southerly line of said Lot 5 and the Southerly line of Lot 5 extended Westerly to the Easterly line of West Street, as now located in the City of Reno, a distance of 140 feet; thence Northerly along the Easterly line of West Street 100 feet to a point which would be intersected by a line extended Westerly from the Northeasterly corner of said Lot 6 and along the Northerly line of said Lot 6; thence Easterly and along said line and the Northerly line of said Lot 6, a distance of 140 feet to the Northeasterly corner of said Lot 6, the point of beginning; said premises being Lots 5 and 6 in Block A of the TOWN OF RENO, according to the map above mentioned, and that portion of the 40 foot alley around the Town of Reno, according to the map above mentioned, lying Westerly of Lots 5 and 6 and East of the East line of West Street, as now located and between the Northerly and Southerly line of said Lots 5 and 6 if said lines were extended Westerly to the Easterly line of West Street as now located.

TOGETHER WITH the West one-half of the North-South alley running through said Block A, immediately adjoining said LOTS 1, 2, 3, 4, 5 and 6 on the East, and more particularly described in those certain Orders of Abandonment recorded January 19, 1977 in Book 1044, Page 521 as Document No. 445058, and recorded on November 14, 1985 in Book 2251, Page 533 as Document No. 1034253, Official Records, Washoe County, State of Nevada.

PARCEL 15:

All that certain 20.0 ft. wide alley connecting West Fourth Street with West Fifth Street, Reno, Nevada, lying within Block B of the original Town, now City of Reno, according to the map thereof, filed in the Office of the Washoe County Recorder on June 27, 1871, and within Block B of the Evans North Addition, according to the map thereof, filed in the office of the Washoe County Recorder on December 16, 1879.

PARCEL 16:

All that certain 20.0 ft. wide alley lying between Lots 7, 8, 9 and 10 of Block A of the Original Town, now City of Reno, according to the map thereof, filed in the office of the Washoe County Recorder on June 27, 1871.

PARCEL 17: (Air Rights Only)

All that certain piece or parcel of land located within a portion of the Northeast 1/4 of Section 11, Township 19 North, Range 19 East, M.D.B.&M. more particularly described as follows:

That certain air space located above Sierra Street commencing at an elevation of 4,521 and extending vertically 32 feet to an elevation of 4,553 feet, which height is measured from the finished floor elevation of the Silver Legacy Casino at 4,503 feet, and located directly over that certain parcel of real property described as follows:

Commencing at the Southwest corner of Block B Reno Townsite as shown on Record-of-Survey 2665, recorded January 27, 1994,

thence North 13°48’48” West 97.13 feet to the True Point of Beginning thence North 13°48’48” West 223.17 feet

thence South 76°11’12” West 80.00 feet

thence South 13°48’48” East 223.17 feet

thence North 76°11’12” East 80.00 feet to the True Point of Beginning

PARCEL 18: (Subterranean Rights Only)

All that certain piece or parcel of land located within a portion of the Northeast 1/4 of Section 11, Township 19 North, Range 19 East, M.D.B.&M. more particularly described as follows:

That certain subterranean space located beneath Sierra Street commencing at an elevation of 4,480 and extending vertically 20 feet to an elevation of 4,500 feet, which height is measured from the finished floor elevation of the Silver Legacy Casino at 4,503 feet,  and located directly below that certain parcel of real property described as follows:

Commencing at the Southwest corner of Block B Reno Townsite as shown on Record-of-Survey 2665, recorded January 27, 1994,

thence North 13°48’48” West 181.05 feet to the True Point of Beginning thence North 13°48’48” West 24.33 feet

thence South 76°11’12” West 80.00 feet

thence South 13°48’48” East 24.33 feet

thence North 76°11’12” East 80.00 feet to the True Point of Beginning

EXCEPTING THEREFROM the above Parcels 1 through 18, all those certain parcels as conveyed to THE CITY OF RENO, a Nevada municipal corporation, by Deed of Dedication recorded March 9, 1995 in Book 4259, Page 956 as Document No. 1876631 of Official Records, and as amended by Deed of Dedication recorded May 5, 1995 in Book 4297, Page 667 as Document No. 1891266 of Official Records.

PARCEL 19:

Together with the reciprocal easement rights, as contained in those certain Bridge Easements dated May 25, 1995 by and between CIRCUS AND ELDORADO JOINT VENTURE, a Nevada general partnership and CIRCUS CIRCUS CASINO, INC., a Nevada corporation and ELDORADO HOTEL ASSOCIATES LIMITED PARTNERSHIP, a Nevada limited partnership, recorded May 31, 1995 as Document Numbers 1897109 and 1897108 Official Records, Washoe County, Nevada.